Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Amendment No. 1 to a Schedule 13G dated February 14, 2020 (including amendments thereto) with respect to the Common Stock of Rimini Street, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: February 14, 2020	KINGSTOWN CAPITAL MANAGEMENT L.P.

	By:	Kingstown Management GP LLC
its general partner

	By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KINGSTOWN PARTNERS II, L.P.

By:	Kingstown Capital Partners, LLC
its general partner

By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KTOWN, LP

By:	Kingstown Capital Partners, LLC
its general partner

By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KINGSTOWN 1740 FUND LP

By:	Kingstown Capital Partners, LLC
its general partner

By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KINGFISHERS, LP

By:	Kingstown Capital Partners, LLC
its general partner

By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KINGSTOWN MANAGEMENT GP LLC

By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KINGSTOWN CAPITAL PARTNERS, LLC

By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KINGSTOWN PARTNERS MASTER LTD.

By:	/s/ Michael Blitzer
Michael Blitzer Director

/s/ Michael Blitzer
MICHAEL BLITZER

/s/ Guy Shanon
GUY SHANON